UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

PHARMAGEN, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54523	27-0777112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9337 Fraser Avenue
Silver Spring, MD 20910
(Address of principal executive offices)  (zip code)

(204) 898-8160
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Bagel Boy Equity Group II, LLC

On December 12, 2013, we received a fully executed copy of a Consulting Services Agreement dated December 9, 2013 with Bagel Boy Equity Group II, LLC, a private family office, whereby its managing partner, Richard A. Wolpow, will become Chairman of the Board of Directors and interim Chief Operating Officer.  The appointment of Mr. Wolpow to these positions is expected within the next week.  Bagel Boy Equity Group will lead our efforts to deploy a roll-up consolidation plan in the hard-to-find secondary wholesale and sterile compounding market.

As consideration under the Consulting Agreement, we issued to Bagel Boy a warrant to acquire up to three percent (3%) of our issued and outstanding shares of common stock, calculated at the time of exercise, at an exercise price of $0.0065 per share (the “Commencement Warrant”).  The warrant vests in two equal parts, one-half immediately upon vesting and one-half upon completion of the acquisition of two (2) Acquisition Targets, as defined in the Consulting Agreement.  The warrant may be exercised at any time beginning on June 9, 2014 and during the seven (7) years thereafter, subject to the vesting set forth above and a 9.9% ownership limitation set forth therein.

As further consideration under the Consulting Agreement, we agreed to pay to Bagel Boy a consulting fee of $15,000 per month, payable in the form of cash (at a 25% discount) or in the form of a cashless exercise warrant exercisable at fifty percent (50%) of the lowest five (5) closing bid prices during the ten (10) trading days prior to exercise (the “Consulting Warrant”).  The warrant may be exercised at any time beginning on June 9, 2014 and during the seven (7) years thereafter, subject to a 9.9% ownership limitation set forth therein.

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

Bridge Financing

On December 12 and 13, 2013, we entered into a Securities Purchase Agreement with two investors for the sale of one hundred twenty five thousand (125,000) shares of our newly created Series C Convertible Preferred Stock at $1.00 per share, for total consideration of $125,000.  The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and the shareholder was accredited, familiar with our operations, and there was no solicitation in connection with the issuance.  Our Board of Directors approved an offering of up to five hundred thousand (500,000) shares of Series C Convertible Preferred Stock at $1.00 per share.

The shares of Series C Convertible Preferred Stock have one (1) vote per share, are redeemable by us on ten (10) trading days advance notice at two hundred percent (200%) of the purchase price, and are convertible into common stock on either a fixed percentage basis or a variable conversion basis.

On a fixed conversion basis, the holders of the Series C Convertible Preferred Stock can acquire upon conversion, in the aggregate, fifteen percent (15%) of the then-outstanding shares of common stock of the Company.  On a variable conversion basis, the shares are convertible at 33.33% of the lowest five (5) closing bid prices of our common stock during the ten (10) trading days prior to conversion.  In no event can any single shareholder convert the Series C Convertible Preferred Stock if it will result in their ownership exceeding 9.99% of our then issued and outstanding shares.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

4.2	Certificate of Designation for Series C Convertible Preferred Stock

10.1	Consulting Services Agreement with Bagel Boy Equity Group II, LLC

10.2	Common Stock Commencement Warrant

10.3	Common Stock Consulting Warrant

10.4	Form of Securities Purchase Agreement for Series C Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pharmagen, Inc.

Dated: December 16, 2013	By:	/s/ Mackie Barch
Mackie Barch
President and Chief Executive Officer